Exhibit 5.2

China Hydroelectric Corporation 25B, New Poly Plaza No. 1 North Chaoyangmen Street Dongcheng District Beijing, PRC 100010	Your reference Our reference //PERS/PUB/HKG/2748581.3 //PERS/PUB/HKG/2748581.3 January 19, 2010
By Post and Email
Re:	CHC
Ladies and Gentlemen:
     Reference is made to the Registration Statement on Form F-1, as amended (“Registration Statement”), filed by China Hydroelectric Corporation, a Cayman Islands corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 4,375,000 units (the “Units”), each Unit consisting of one American Depositary Share (“ADS”) and one warrant (“Warrant”) to purchase three ordinary shares of the Company, par value $0.001 per ordinary share (the “Ordinary Shares”); (ii) up to 656,250 Units (the “Over-Allotment Units”), which the underwriters, for whom Broadband Capital Management LLC is acting as representative, will have a right to purchase from the Company to cover over-allotments, if any; (iii) all Ordinary Shares issued as part of the Units and Over-Allotment Units; and (iv) all Ordinary Shares issuable upon exercise of the Warrants included in the Units and Over-Allotment Units included in the Units. Our opinion herein relates only to those securities, including the Warrants, that are the subject of the Registration Satatement.
     In our capacity as counsel to the Company, we are familiar with the proceedings taken by the Company, including the Board of Directors of the Company, in connection with the authorization, issuance and sale of the Warrants.  We have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.
     In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) all documents have been duly authorized, executed and delivered by each party thereto and (iv) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.
     Based upon and subject to the foregoing, we are of the opinion that each of the Warrants included in the Units issued in the offering (including the Warrants issuable in connection with the Over-Allotment Units) constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
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Partners:
Daniel L.F. Chan, Kevin N. Chan,
Roy S.Y. Chan, Christopher J.D. Clarke,
Justin C. Davidson,
Satpal S. Gobindpuri,
D. W. Harrison, Esther P.Y. Leung,
Wei Liu, Mabel M. Lui†#,
Tejinder S. Mahil, Jeffrey C.H. Mak,
Nicholas H. Mallard,
Ronald K.N. Sum, Yuet Ming Tham
Consultants:
Brett W. Stewien
Foreign Legal Consultants:
S. Eugene Buttrill III (New York, USA),
Gigi K.C. Cheah (New South Wales, Australia),
Joseph J. Christian (Massachusetts, USA),
David R. F. Cox (England & Wales),
Alastair J. Da Costa (England & Wales),
Luke J. Gannon (Victoria, Australia),
Peter C.D. Kwon (England & Wales),
Jae-Chul Lee (England & Wales),
Rocky Lee (California, USA),
Patrice Marceau (Quebec, Canada),
Giovanni Marino (Italy),
Susheela N. Rivers (England & Wales)

†Notary public

#China-appointed attesting officer
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CHINA HYDROELECTRIC CORPORATION
Continuation 2
January 19, 2010

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part thereof.  In giving the forgoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.
     This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.  We do not express any opinion herein concerning any law other than the law of the State of New York (including the statutory provisions, all applicable provisions of the New York Constitution and the reported judicial decisions interpreting the foregoing), and we do not purport to express any opinion on the laws of any other jurisdiction.
     The opinion expressed herein may be relied upon by the Company in connection with the registration of the (i) 4,375,000 Units; (ii) the 656,250 Over-Allotment Units, which the underwriters, for whom Broadband Capital Management LLC is acting as representative, will have a right to purchase from the Company to cover over-allotments, if any; (iii) all Ordinary Shares issued as part of the Units and Over-Allotment Units, and (iv) all Ordinary Shares issuable upon exercise of the Warrants included in the Units and Over-Allotment Units as contemplated by, and in conformity with, the Registration Statement. Our opinion herein relates only to those securities, including the Warrants, that are the subject of the Registration Statement.
     We express no opinion as to compliance with the securities or “blue sky” laws of any state or country in which the Warrants are proposed to be offered and sold.
Very truly yours,
/s/ DLA Piper Hong Kong
DLA Piper Hong Kong